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                                                                     EXHIBIT 3.2




                                    BY-LAWS

                                      OF

                        PACIFIC GATEWAY PROPERTIES, INC.

              (Under Section 601 of the Business Corporation Law)

                        (As amended through May 16, 1997)


                                   SECTION 1

                         CERTIFICATE OF INCORPORATION

          These By-Laws shall be subject to the provisions of the Certificate of Incorporation of the Corporation in effect from time to time.



                                   SECTION 2

                                    OFFICES

          2.1 The office of the Corporation in the State of New York shall be located at such place in the City of New York as the Board of Directors shall from time to time determine.

          2.2 The Corporation may also have offices at such other places within and without the State of New York as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   SECTION 3

                                 SHAREHOLDERS

          3.1 ANNUAL MEETING. The annual meeting of the shareholders shall be held at ten o'clock in the forenoon on the first Tuesday in May of each year, unless a different date and hour is fixed by the Chairman of the Board, the President or the Board of Directors. If that day be a Saturday, Sunday or legal holiday at the place where the meeting is to

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be held, the meeting shall be held on the next succeeding day not a Saturday,
Sunday or legal holiday at such place and hour. The purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the Certificate of Incorporation or by these By-Laws, may be specified by the Chairman of the Board, the President or by the Board of Directors.

          3.2 SPECIAL MEETING IN PLACE OF ANNUAL MEETING. If no annual meeting has been held in accordance with the foregoing provisions, a special meeting of the shareholders may be held in place thereof, and any action taken at such special meeting shall have the same force and effect as if taken at the annual meeting and in such case all references in these By-Laws to the annual meeting of the shareholders shall be deemed to refer to such special meeting. Any such special meeting shall be called only as provided in Subsections 3.4 and 3.5 below.

          3.3  SPECIAL MEETING FOR ELECTION OF DIRECTORS.

               (a) If, for a period of one month after the date fixed by or under these By-Laws for the annual meeting of shareholders, there is a failure to elect a sufficient number of directors to conduct the business of the Corporation, the Board of Directors shall call a special meeting for the election of directors. If such special meeting is not called by the Board of Directors within two weeks after the expiration of such period or if it is so called but there is a failure to elect such directors for a period of two months after the expiration of such period, holders of ten percent of the shares entitled to vote in an election of directors may, in writing, demand the call of a special meeting for the election of directors specifying the date and month thereof, which shall not be less than sixty nor more than ninety days from the date of such written demand. The Secretary of the Corporation upon receiving the written demand shall promptly give notice of such meeting pursuant to the procedure prescribed in Subsection 3.5 below, or if he fails to do so within five business days thereafter, any shareholder signing such demand may give such notice. The meeting shall be held at the place fixed in these By-Laws or, if not so fixed, at the office of the Corporation.

               (b) At any such special meeting called on demand of shareholders, the shareholders attending, in person or by proxy, and entitled to vote in an election of directors shall constitute a quorum for the purpose of electing directors, but not for the transaction of any other business.

          3.4 CALLING OF SPECIAL MEETINGS. Except for the calling of a special meeting for the election of directors pursuant to Subsection 3.3 above, all special meetings of shareholders may be called only by a majority vote of the entire Board of Directors. At any such special

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meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice required by Subsection 3.5 below.

          3.5 NOTICE OF MEETING OF SHAREHOLDERS. Whenever under the provisions of this Section 3, shareholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, unless it is the annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. An affidavit of the Secretary or other person giving the notice or of a transfer agent of the Corporation that the notice required by this section has been given shall, in the absence of fraud, be prima facie evidence of the facts therein stated.

          3.6 PLACE OF MEETING. A meeting of the shareholders may be held anywhere within the United States at such place as shall be fixed by the Chairman of the Board, the President or the Board of Directors. Any adjourned session of any meeting of the shareholders shall be held at the same city or town as the initial session, or within New York, in either case at the place designated in the vote of adjournment.

          3.7 QUORUM OF SHAREHOLDERS. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a special item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.

          3.8  ACTION BY VOTE.

               (a) Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

               (b) Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by these By-Laws, or by the

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Certificate of Incorporation, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

          3.9 VOTING. Except as otherwise provided in the Certificate of Incorporation, shareholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the Corporation. The Corporation shall not, directly or indirectly, vote any share of its own stock.

          3.10 INSPECTOR OF ELECTION. The Board of Directors in advance of any meeting of shareholders may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a meeting of shareholders may, and on the request of any shareholder entitled to vote thereat shall appoint one or more inspectors.
In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties shall take and sign an oath to faithfully execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

          3.11 LIST OF SHAREHOLDERS. A list of shareholders as of the record date, certified by the officer of the Corporation responsible for its preparation or by the transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder.
If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

          3.12 ACTION BY WRITING. Any action to be taken by shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of shareholders. Such consent shall be treated for all purposes as a vote at a meeting.

          3.13 PROXIES.

               (a) Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

               (b) Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the

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proxy.  Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by applicable law.

          3.14 ANNUAL MEETING PROCEDURE.

          Meetings of shareholders shall generally follow reasonable and fair procedure. Subject to the foregoing, the conduct of any meeting and the determination of procedure and rules shall be within the absolute discretion of the Chairman, and there shall be no appeal from any ruling of the Chairman with respect to procedure or rules. Accordingly, in any meeting of shareholders or part thereof, the Chairman shall have the absolute power to determine appropriate rules or to dispense with theretofore prevailing rules.
 The Chairman of the Board shall serve as Chairman of the meeting and preside at the meeting. Without limiting the foregoing, the following rules shall apply:

               (a) Within his sole discretion, the Chairman of the meeting may adjourn such meeting by declaring such meeting adjourned. Upon his doing so, the meeting is immediately adjourned.

               (b) The Chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

               (c) A resolution or motion shall be considered for vote only if proposed by a shareholder or duly authorized proxy, and seconded by an individual who is a shareholder or a duly authorized proxy other than the individual who proposed the resolution or motion. The Chairman may propose any motion for vote.

               (d) The Chairman of the meeting may impose any reasonable limits with respect to participation in the meeting by shareholders, including, but not limited to, determining when the polls for the taking of any shareholder vote at the meeting shall be closed, limiting the amount of time at the meeting taken up by the remarks or questions of any shareholder, limiting the number of questions per shareholder, and limiting the subject matter and timing of questions and remarks by shareholders.

          3.15 ANNUAL MEETING BUSINESS.

          To be properly brought before any meeting of shareholders, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, including (without limitation) requirements imposed by federal securities laws pertaining to proxies, the

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shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice of business to be brought before an annual meeting of shareholders must be delivered to or mailed and received at the principal executive offices of the Corporation at least seventy-five (75) days prior to the corresponding date of the previous year's annual meeting of shareholders, PROVIDED, HOWEVER, that such notice by the shareholder to be timely must in any event be so received not later than the close of business on the 15th day following the day on which actual notice of the date of the annual meeting is mailed or public disclosure of such date is made, whichever first occurs. To be timely, a shareholder's notice of business to be brought before any special meeting of shareholders must be so received not later than the close of business on the 15th day following the day on which notice of the date of such special meeting is mailed or public disclosure of such date is made, whichever first occurs. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before any meeting of the shareholders (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business.

          Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any meeting of the shareholders except in accordance with the provisions set forth in this Section 3.15, PROVIDED, HOWEVER, that nothing in this Section 3.15 shall be deemed to preclude discussion by any shareholder as to any business properly brought before any meeting.

          The Chairman of the Board of the Corporation shall, if the facts warrant, determine and declare at any meeting of the shareholders that business was not properly brought before the meeting in accordance with the provisions of this Section 3.15, and if he should so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted or considered.


                                   SECTION 4

                              BOARD OF DIRECTORS

          4.1 ELECTION AND QUALIFICATION. A Board of Directors shall be elected at the annual meeting of the shareholders, by such shareholders as have the right to vote at such election. No director need be a shareholder.

          4.2  NOMINATION NOTICE PROCEDURE.  Nominations of


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individuals for election as directors of the Corporation may be made only by the Board of Directors or a committee thereof or by a shareholder at a meeting called and held to elect directors upon notice as set forth in this Subsection 4.2. Notice of a proposed nomination shall be given to the Secretary of the Corporation not less than seven (7) days prior to the shareholders meeting at which the nomination is to be made. Such notice shall contain the name and address of the proposed nominees and shall disclose the nature of the proposed nominees' relationship to the Corporation at the time of such notice, as well as the nature of the relationship between the nominating shareholder and the proposed nominees at the time of such notice.

          4.3 NUMBER. The number of directors constituting the entire Board of Directors shall be eight (8). Such number may be increased up to the maximum number permitted by Article SIXTH of the Certificate of Incorporation or decreased to any number not less than three by amendment to these By-Laws.

          4.4 VACANCIES. Any vacancy on the Board of Directors, however occurring, shall be filled by a majority vote of the entire Board of Directors.

          4.5 TENURE. Except as otherwise provided by law, by the Certificate of Incorporation and by these By-Laws, the directors shall hold the office until the next annual meeting of the shareholders and until their successors are elected and qualified.

          4.6 POWERS; ISSUANCE OF SHARES. Except as reserved to the shareholders by law, by the Certificate of Incorporation or by these By-Laws, the business of the Corporation shall be managed by the directors, who shall have and may exercise all the powers of the Corporation. In particular, and without limiting the generality of the foregoing, the Board of Directors shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the Corporation which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services or expenses, and on such terms as the Board of Directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock.

          4.7 COMMITTEES. The directors may, by vote of a majority of the entire Board, elect from their members an executive committee and other committees each consisting of two (2) or more directors and may by vote delegate to any such committee or committees some or all of the powers of the directors except those which by law, by the Certificate of Incorporation or by these By-Laws they are prohibited from delegating. Except as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise

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provided by the directors or such rules, its meetings shall be called, notice given or waived, its business conducted, or its action taken as nearly as may be in the same manner as is provided by these By-Laws with respect to meetings or for the conduct of business or the taking of action by the directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

          4.8 MEETINGS. Regular meetings of the directors, including the first meeting of the Board of Directors following the annual meeting of the shareholders, may be held without call or notice at such places and at such times as the directors may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. Special meetings of the directors may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Board, the President or by a majority of the directors, notice thereof being given to each director by the Secretary or an Assistant Secretary or by the officer or the directors calling the meeting. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting.

          4.9 NOTICE OF MEETING OF DIRECTORS. It shall be sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before a meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

          4.10 QUORUM. At any meeting of the directors a majority of the entire Board of Directors then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the directors present, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

          4.11 ACTION BY VOTE.  When a quorum is present at any

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meeting, a majority of the directors present may take any action except when a larger vote is required by law or by the Certificate of Incorporation.

          4.12 ACTION BY WRITING. Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if a written consent thereto is signed by all the directors and such written consent is filed with the records of the meetings of the directors. Such consent shall be treated for all purposes as a vote at a meeting.

                                   SECTION 5

                              OFFICERS AND AGENTS

          5.1 ENUMERATION AND QUALIFICATION. The officers of the Corporation shall be a Chairman of the Board, a President, a Treasurer, a Secretary and such other officers, including one or more Vice-Presidents, as the directors from time to time may in their discretion elect or appoint. The Corporation may also have such agents as the directors from time to time may in their discretion appoint. No officer need be a director or shareholder. Any two or more offices may be held by the same person except the offices of President and Secretary. Any officer may be required by the directors to give bond for the faithful performance of his duties to the Corporation in such amount and with such sureties as the directors may determine.

          5.2 POWERS. Subject to the law, the Certificate of Incorporation and the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to this office and such duties and powers as the directors may from time to time designate.

          5.3 ELECTION. The Chairman of the Board, the President, the Treasurer and the Secretary shall be elected annually by the directors at their first meeting following the annual meeting of the shareholders. Other officers may be elected or appointed from time to time as the directors may in their discretion determine.

          5.4 TENURE. Except as otherwise provided by law or by the Certificate of Incorporation or by these By-Laws, the Chairman of the Board, the President, the Treasurer and the Secretary shall hold office until the first meeting of the directors following the next annual meeting of the shareholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the directors following the next annual meeting of the shareholders unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until he sooner


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dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasure of the directors.

          5.5 VACANCIES. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of office which shall be vacant in the manner prescribed in these By-Laws for the regular election or appointment to such office.

          5.6 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors at which he is present. The Chairman of the Board shall preside at all meetings of shareholders at which he is present and chooses to preside.

          In the event of the disability or death of the President, the Chairman of the Board may assume the office of the President. In the event the Chairman of the Board chooses to assume the office of the President he shall have the authority to delegate all or part of his duties as President to one or more of the Vice-Presidents. At any time following the disability or death of the President, the Chairman of the Board may request that the Board of Directors elect a new President in accordance with the procedures for filling officer vacancies set forth in Subsection 5.5.

          5.7 PRESIDENT. The President shall be the chief executive officer of the Corporation. The President shall preside at meetings of shareholders in the event the Chairman of the Board is absent or chooses not to preside at such meetings. Subject to the direction of the directors, the President shall have general charge of the property and business of the Corporation and of all its operations and shall direct and supervise the administration of the business and affairs of the Corporation, shall employ and remove at pleasure and fix the duties and compensation of managers, agents, salesmen, clerks, workmen and other subordinate employees of the Corporation, and shall have such other duties and powers as shall be prescribed from time to time by the directors.

          5.8 VICE-PRESIDENTS. The Vice-Presidents shall have such duties and powers as shall be prescribed for them respectively from time to time by the directors or by the President. The directors or the President may from time to time designate one or more Vice-Presidents as Executive Vice-President, Financial Vice-President, Administrative Vice-President, Senior Vice-President, or otherwise, or may otherwise fix or indicate the order of their rank, and, in their or his discretion, may from time to time change or revoke any such designation. One or more Vice-Presidents may be designated by the Board of Directors to perform all or part of the duties of the President or Chairman of the Board in the event of the death or disability of the President or Chairman of the Board.


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          5.9  TREASURER AND ASSISTANT TREASURERS.  The Treasurer shall, subject to the direction and under the supervision of the Board of Directors, have general charge of the financial concerns of the Corporation and of its funds and valuable papers, and shall have such other duties and powers as may be prescribed from time to time by the Board of Directors or the President. The Treasurer shall report to the Board of Directors but in the ordinary conduct of the Corporation's business shall be under the supervision of the President or such other officer as the Board of Directors from time to time may determine.

          Any Assistant Treasurers shall have such duties and powers as shall be prescribed from time to time by the Board of Directors, the President, and shall be responsible to and shall report to the Treasurer.

          5.10 SECRETARY AND ASSISTANT SECRETARY. The Secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors and committees thereof, in books provided for that purpose. He shall give, or cause to be given, all notices required by law or by these By-Laws. He shall be custodian of the records and of the seal or seals of the Corporation. He shall, when authorized by the Board of Directors or the President, affix the seal of the Corporation to all documents requiring it, and he may attest the same. In general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

          Assistant Secretaries shall have such duties and powers as shall be prescribed from time to time by the Board of Directors, the President or the Secretary, and shall be responsible to and shall report to the Secretary.


                                   SECTION 6

                           RESIGNATIONS AND REMOVALS

          Any director or officer may resign at any time by delivering his resignation in writing to the President, the Treasurer or the Secretary or to a meeting of the directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. A director (including persons elected by directors to fill vacancies in the board) may be removed from office only in accordance with the provisions of Article SEVENTH of the Certificate of Incorporation.

          The directors may remove any officer elected by them with or without cause by the vote of a majority of the directors then in office. Removal of an officer or director for cause may be made only after reasonable notice and an opportunity to be heard before the body proposing to remove such officer or director. No director or officer resigning, and no director or officer removed (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation), shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of removal, whether his compensation be by the month or by the year or otherwise unless, in the case of a resignation, the directors, or in the case of a removal, the body acting on the removal, shall in their or its discretion provide for compensation.


                                   SECTION 7

                       CERTIFICATES REPRESENTING SHARES

          7.1 NUMBER AND PAR VALUE. The total number of shares and the par value, if any, of each class of stock which the Corporation is authorized to issue shall be as stated in the Certificate of Incorporation.

          7.2 FRACTIONAL SHARES. The Corporation shall not issue fractional shares of stock, but may issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon surrender of such scrip aggregating a full share, the terms and conditions and manner of issue of such scrip to be fixed by the directors.

          7.3 CERTIFICATES. The shares of the Corporation shall be represented by certificates signed by the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

          7.4 LOSS OF CERTIFICATES. In the case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the directors may prescribe.


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                                   SECTION 8

                              TRANSFER OF SHARES

          8.1 TRANSFER ON BOOKS. Subject to the restrictions, if any, stated or noted on the certificates, shares may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the directors or the transfer agent of the Corporation may reasonably require.

          8.2 RECORD HOLDER. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the Corporation shall be entitled to treat the record holder of shares as shown on its books as the owner of such shares for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such shares, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.

          It shall be the duty of each shareholder to notify the Corporation of his post office address.

          8.3 RECORD DATE AND CLOSING TRANSFER BOOKS. The directors may fix in advance a time, not more than fifty (50) nor less than ten (10) days before the date of any meeting of shareholders nor more than fifty days prior to any other action, or the date for the payment of any dividend or making of any distribution to shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case, only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date, the directors may for any of such purposes close the transfer books for all or any part of such period.

                                   SECTION 9

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

          9.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF A CORPORATION TO PROCURE A JUDGMENT IN ITS FAVOR.


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The Corporation shall indemnify any person, made a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which such director or officer is adjudged to have breached his duty to the Corporation under Article Seven of the New York Business Corporate Law.

          9.2 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF A CORPORATION TO PROCURE A JUDGMENT IN ITS FAVOR. The Corporation shall indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

          9.3   INDEMNIFICATION OTHER THAN BY COURT AWARD.

          (a) A person who has been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Subsection 9.1 or 9.2 herein shall be entitled to indemnification as authorized in such sections.

          (b) Except as provided in paragraph (a), any indemnification under Subsection 9.1 or 9.2 herein, unless ordered by a court, shall be made by the Corporation, only if authorized in the specific case:

                (1)   By the Board of Directors acting by a
           quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in Subsection 9.1 or

           9.2, as the case may be, or

                (2) If a quorum under subparagraph (1) is not obtainable with due diligence:

                      (A)  By the Board of Directors upon the
                opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or

                      (B)  By the shareholders upon a finding
                that the director or officer has met the applicable standard of conduct set forth in such sections.

          9.4 ADVANCES. Except as limited by law, expenses incurred by a director or officer in defending any proceeding (including a proceeding by or in the right of the Corporation) may be paid by the Corporation in advance of final disposition of the proceeding upon receipt of his written undertaking to repay such amount if it is ultimately determined that he is not eligible to be indemnified, which undertaking shall be an unlimited general obligation but need not be secured and may be accepted without regard to the financial ability of such person to make repayment; provided, that no such advance payment shall be made if the circumstances known at that time (without any further investigation) establish that he will ultimately be determined not to be eligible to be indemnified.

          9.5 NOTICE TO SHAREHOLDERS. If, under this article, any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the Corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

          9.6 INSURANCE. The Corporation shall have the power to purchase and maintain insurance to the full extent permitted by law to (i) indemnify directors and officers, and (ii) to indemnify the Corporation for any obligation which it may incur as a result of the indemnification of directors and officers under this Section 9.

          9.7 OTHER PROVISIONS. The provisions of this Section 9 shall not be construed to limit the power of the Corporation to indemnify its officers or directors to the full extent permitted by appropriate law and to enter specific agreements or arrangements for this purpose. In addition, the Corporation shall have power to indemnify any of its agents or employees who are not directors or officers on any terms consistent with the appropriate law.

                                   SECTION 10

                                 MISCELLANEOUS

         10.1 CORPORATE SEAL. The seal of the Corporation shall, subject to alteration by the directors, consist of a flat-faced circular die with the words "New York" and "Corporate Seal", together with the name of the Corporation and the year of its organization, cut or engraved thereon.

         10.2 EXECUTION OF PAPERS. Except as the directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation shall be signed by the chief executive officer.

           10.3 VOTING OF SECURITIES. Unless otherwise provided, the President or Treasurer each may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney-in-fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this Corporation.

           10.4 FISCAL YEAR. Except as from time to time provided by the Board of Directors, the fiscal year of the Corporation shall end on the 31st day of December.

           10.5 CORPORATE RECORDS. The original, or attested copies, of the Certificate of Incorporation, By-Laws and records of all meetings of the incorporators and shareholders shall be kept at the principal office of the Corporation. The shares and transfer records containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof, shall be kept at the principal office of the Corporation in the State of New York, or at an office of its transfer agent, or registrar in the State of New York, and shall be open at reasonable times to the inspection of any shareholder to the extent permitted by applicable law.


                                   SECTION 11

                                   AMENDMENTS

          Except as set forth below, these By-Laws may be amended or repealed or new By-Laws may be adopted at any regular or special meeting of shareholders, by the vote of the holders of a majority of all outstanding shares entitled to vote thereon, in the manner provided in the Certificate of Incorporation, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting. Except as set forth below, these By-Laws may also be amended or repealed or new By-Laws may be adopted by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors. By-Laws adopted by the Board of Directors may be amended or repealed by the shareholders.

          Any amendment or repeal of this Section 11 or of Subsections 3.4,
4.2 and 4.4 of these By-Laws shall be made only in accordance with Article NINTH of the Certificate of Incorporation.